Exhibit 10.5

TLG Acquisition One Corp.
515 North Flagler Drive

Suite 520

West Palm Beach, FL 33401

January 27, 2021

TLG Management Partners LLC
515 North Flagler Drive

Suite 520

West Palm Beach, FL 33401

Re: Administrative Services Agreement

Gentlemen:

This letter agreement by and between TLG Acquisition One Corp. (the “Company”) and TLG Management Partners LLC (“TLG”), an affiliate of our sponsor, TLG Acquisition Founder LLC, dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)TLG shall make available to the Company, at 515 North Flagler Drive, Suite 520, West Palm Beach, FL 33401 (or any successor location), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company.  In exchange therefor, the Company shall pay TLG the sum of $7,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii)TLG hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that TLG may assign this letter agreement to an affiliate without the prior written approval of the Company  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which, including those executed via facsimile or electronic signature, shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature Page Follows]

Very truly yours,

TLG ACQUISITION ONE CORP.

		By:	/s/ John Michael Lawrie
		Name:	John Michael Lawrie
		Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

TLG Management Partners LLC
By:	The Lawrie Group, LLC, as Member

By:	/s/ John Michael Lawrie
Name:	John Michael Lawrie
Title:	Sole Member

[Signature Page to Admin.  Services Agreement]